REINSTATEMENT AND AMENDMENT TO
PURCHASE AND SALE AGREEMENT
THIS REINSTATEMENT AND AMENDMENT TO PURCHASE AND SALE AGREEMENT (this “Reinstatement and Amendment”) is entered into as of December 3, 2014 between REDMOND 133 LLC, a Delaware limited liability company (“Seller”) and BERKSHIRE INCOME REALTY-OP, L.P., a Delaware limited partnership (“Purchaser”).
WITNESSETH:
WHEREAS, Seller and Purchaser entered into that certain Purchase and Sale Agreement dated November 25, 2014 (the “Agreement”), providing for the purchase and sale of certain real property located in Redmond, Washington, as more particularly described in the Agreement, and other real and personal property described in the Agreement; and
WHEREAS, Purchaser terminated the Agreement pursuant to that certain termination notice from Purchaser to Seller dated December 1, 2014 (the “Termination Notice”);
WHEREAS, prior to delivery of the Termination Notice, Purchaser had already deposited the Initial Deposit with the Escrow Agent, which Initial Deposit has not yet been returned to Purchaser, notwithstanding the Termination Notice and at no fault of the Escrow Agent; and
WHEREAS, Seller and Purchaser desire to reinstate and amend the Agreement as more particularly set forth herein.
NOW, THEREFORE, for and in consideration of the mutual covenants of the parties hereto, and other good and valuable consideration to the parties hereto, the receipt and sufficiency of which is hereby acknowledged, Seller and Purchaser hereby agree to reinstate and amend the Agreement as follows:
1.    Excluded Property; Name of Property. The definition of “Excluded Property” contained in Section 1 of the Agreement is hereby deleted in its entirety and the following is substituted therefor:
“Excluded Property” means and includes: (i) the name “Greystar,” “Resmark,” and any mark, logo, trade name, or other name utilizing “Greystar” or “Resmark”; (ii) all Excluded Contracts; (iii) any of Seller’s or Seller’s Affiliates right to receive, now or in the future, any Seller Deposits/Refunds; (iv) any software owned by or licensed to any person (as defined herein) other than Seller; (v) any computers (other than any computers listed on Exhibit “E” attached hereto), data bases, programs, financial models and similar items used in the operation and management of the Project or any other proprietary or Confidential Information; (vi) records, reports, correspondence and documents in Seller’s or Seller’s Affiliates care, custody, possession or control that are considered attorney-client privileged communications or are otherwise required by any agreement (whether oral or in writing) to remain confidential; (vii) except for the Comcast Fee (as defined in Section 9(c)(i)(D) below), any signing bonus fee or lump sum payments Seller previously received under the terms of any Contract, notwithstanding the assignment of such Contract to Purchaser; (viii) any insurance proceeds and condemnation awards that Seller is entitled to retain under the terms of this Agreement; (ix) any contracts, agreements, or instruments entered into by and between Seller and any of Seller’s Affiliates, including, without limitation, any construction contract, construction management agreement, asset management agreement or property management agreement, and any warranties and guaranties from any of Seller’s Affiliates, expressed or implied; and (x) any contract right, Claim or other interest now or hereafter enforceable by Seller against any of Seller’s Affiliates. Seller and Purchaser expressly acknowledge and agree that the term “Excluded Property” shall not include the name “Elan” or any variation thereof,

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and Purchaser shall be entitled to use such name “Elan” or any variation thereof in its ownership, use and operation of the Property.
2.    Purchase Price. Purchaser and Seller acknowledge that the Initial Deposit has been timely deposited by Purchaser. The introductory clause of Section 3 of the Agreement is hereby deleted in its entirety and the following is substituted therefor:
Purchase Price and Escrow Instructions. The purchase price for the Property (“Purchase Price”) is FORTY-NINE MILLION NINE HUNDRED SEVENTY-FIVE THOUSAND AND NO/100 DOLLARS ($49,975,000.00 USD) payable as follows:
Purchaser shall pay the Additional Deposit within one (1) Business Day after the date of this Reinstatement and Amendment.
3.    Seller’s Covenants; Signage. Section 11(b)(vii) of the Agreement is hereby deleted in its entirety and the following is substituted therefor:
(vii)    Prior to Closing, Seller shall remove from the Property any monument sign, logo or other display which includes or references “Greystar,” “Resmark” or otherwise reflects use of a Greystar or Resmark logo or trade name (collectively, the “Greystar Signs”).
4.    Permitted Disclosures. Section 25(b)(ii) of the Agreement is hereby deleted in its entirety and the following is substituted therefor:
(ii)    Court Order; Other Legal Requirements. Confidential Information which is required by law or by order of a court or Governmental Authority of competent jurisdiction, including, without limitation, disclosures required to be made to the Securities and Exchange Commission or the NYSE Amex Equities and any press releases issued in connection with such Securities and Exchange Commission or NYSE Amex Equities filings.
5.    Post-Closing Audit Right. The following paragraph is hereby added to the Agreement as a new Section 27:
27.    Post-Closing Audit Right. Seller acknowledges that audited financial statements and operating reports and statements pertaining to the net operating income (including, without limitation, rental revenue, repairs and maintenance expenses, utilities, payroll, real estate taxes, insurance, management fees, etc.) of the Property for one prior calendar year of operation and the portion of the calendar year in which the Closing occurs up to the Closing Date may be required to be filed by Purchaser with the Securities and Exchange Commission after the Closing.  Accordingly, Seller agrees to provide Purchaser and its representatives with access to Seller’s books and records and other necessary information with respect to the net operating income (including, without limitation, rental revenue, repairs and maintenance expenses, utilities, payroll, real estate taxes, insurance, management fees, etc.) of the Property after the Closing upon reasonable advance notice in order to conduct the required audit. In addition, Seller agrees that its personnel and representatives with relevant information shall cooperate with Purchaser in answering any questions relating to any such required audit.
6.    Capitalized Terms. All of the capitalized terms used in this Amendment, unless otherwise defined herein, shall have the same meaning as assigned to such terms in the Agreement.

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7.    Ratification of Agreement. Except as modified and amended as set forth in this Amendment, the Agreement, as reinstated, is hereby ratified and confirmed by Seller and Purchaser and shall remain in full force and effect and enforceable in accordance with its terms.
8.    Counterparts; Electronic Copies. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, and all such counterparts shall constitute one agreement. To facilitate execution of this Amendment, the parties may execute and exchange by email counterparts of the signature pages.

[Signatures appear on following page]

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IN WITNESS WHEREOF, Purchaser and Seller have executed this Reinstatement and Amendment as of the date first set forth above.

SELLER:

REDMOND 133 LLC,
a Delaware limited liability company

By:     /s/ Cliff Nash
Name:      Cliff Nash
Title:     Vice President

PURCHASER:

BERKSHIRE INCOME REALTY-OP, L.P.,
a Delaware limited partnership

By:    BIR GP, L.L.C., a Delaware limited liability company,
its general partner

By:    /s/ Stephen Parthum
Name:      Stephen Parthum
Title:     Vice President

[Signature page to Reinstatement and Amendment to Purchase and Sale Agreement]

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